UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 21, 2025

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262		01-0609375
(Commission File Number)		(IRS Employer Identification No.)

2905 Premiere Parkway NW Suite 300
Duluth,	GA	30097
(Address of principal executive offices)		(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	ABG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.
On July 21, 2025, certain subsidiaries of Asbury Automotive Group, Inc. (the “Company”) borrowed $546,528,750 (the “Real Estate Facility”) under a real estate term loan credit agreement, dated as of July 21, 2025 (the “Real Estate Credit Agreement”) by and among the Company, certain of the Company’s subsidiaries that own or lease the real estate financed thereunder, as borrowers, Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and the various financial institutions parties thereto, as lenders (the “Lenders”). The Real Estate Facility matures ten years from the initial funding date (the “Maturity Date”). The Company used the proceeds from these borrowings, together with other available funds, to finance the Transaction (as hereinafter defined).
Term loans under the Real Estate Facility bear interest, at our option, based on (1) SOFR plus 2% per annum or (2) the Base Rate (as described below) plus 1% per annum. The Base Rate is the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus .50% and (c) Term SOFR for a one-month tenor in effect on such date plus 1%. We will be required to make 118 consecutive monthly principal payments of $2,277,203 (as may be adjusted as a result of certain prepayments), commencing September 1, 2025, with a balloon repayment of the outstanding principal amount of loans due on the Maturity Date. Borrowings under the Real Estate Facility are guaranteed by the Company and certain of the Company’s subsidiaries, and are collateralized by first priority liens, subject to certain permitted exceptions, on all of the real property financed thereunder.
The representations, warranties and covenants in the Real Estate Credit Agreement are customary for financing transactions of this nature, including, among others, a requirement to comply with a minimum consolidated fixed charge coverage ratio and maximum consolidated total lease adjusted leverage ratio, in each case as set out in the Real Estate Credit Agreement. In addition, certain other covenants could restrict our ability to incur additional debt, pay dividends or acquire or dispose of assets. The Real Estate Credit Agreement also provides for events of default that are customary for financing transactions of this nature, including cross-defaults to other material indebtedness. Upon the occurrence of an event of default, we could be required by the Real Estate Credit Agreement to immediately repay all amounts outstanding thereunder.
The Company and certain of its affiliates may have commercial banking, investment banking and retail lending and other relationships with certain of the Lenders and/or their respective affiliates. These Lenders, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services.
The foregoing description of the Real Estate Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Real Estate Credit Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2025, and is incorporated herein by reference. The information under Sections 2.01 and 2.03 below is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On July 21, 2025, Asbury Automotive Group, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company, completed its previously announced acquisition of substantially all of the assets (the “Transaction”), including real property and businesses of The Herb Chambers Companies (collectively, the “Businesses”), pursuant to a Purchase and Sale Agreement with various entities that comprise the Herb Chambers automotive dealerships group for an aggregate net purchase price of approximately $1.45 billion, which includes $750 million for goodwill, approximately $610 million for the real estate and leasehold improvements, and approximately $85 million for new vehicles, used vehicles, service loaner vehicles, fixed assets, parts and supplies, which is net of non-manufacturer floorplan of $375 million.
The Transaction was funded primarily with borrowings under the Senior Credit Facility (as hereinafter defined), mortgage proceeds under the Real Estate Facility, and cash on hand. The Businesses include 33 dealerships, 52 franchises, and three collision centers. The information under Sections 1.01 and 2.03 is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On July 21, 2025, the Company and certain of its subsidiaries expanded the size of the Company’s existing credit facility by $750 million under the previously announced First Amendment to the Fourth Amended and Restated Credit Agreement (as amended, the "Senior Credit Facility"), dated as of April 9, 2025, by and among the Company, as a borrower, certain of its subsidiaries, as vehicle borrowers, Bank of America, N.A., as administrative agent, revolving swing line lender, new vehicle floorplan swing line lender, used vehicle floorplan swing line lender and an L/C issuer, and the other lenders party thereto. The increases to the Senior Credit Facility for these borrowings were conditioned upon and only became effective concurrently with the consummation of the Transaction.

The Company and certain of its affiliates may have commercial banking, investment banking and retail lending and other relationships with certain of the lenders under the Senior Credit Facility, as amended, and/or their respective affiliates. These lenders, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services. The information under Sections 1.01 and 2.01 above is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On July 21, 2025, the Company published a press release announcing the completion of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.
Item 9.01 Financial Statements and Exhibits.
(a)   Financial statements of business acquired.
The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.
(b)  Pro forma financial information.
The financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.
(d)    Exhibits.
The following exhibits are furnished as part of this report.

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated February 14, 2025, by and among Asbury Automotive Group L.L.C., Herbert G. Chambers, Jennings Road Management Corp., the Dealership Companies (as defined therein) and the Real Estate Companies (as defined therein) (incorporated by reference to Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed on April 30, 2025).
99.1	Press Release, dated July 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: July 21, 2025	By:	/s/ Dean A. Calloway
	Name:	Dean A. Calloway
	Title:	Senior Vice President, General Counsel & Secretary